Exhibit 99.3

Guarantee Agreement

Contract No.: BR2011021-003

Party A (Lender): Bairei Trust Co., Ltd.
Legal representative: Baojun Ma
Address: 10 Shangwu Waihuan Road, Zhongyuan Guangfa Financial Plaza, Zhengdong District, Zhengzhou

Party B (Guarantor): Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd.
Legal representative: Jianhua Lv
Address: West Renmin Road, Chengguan Town, Baofeng County

WHEREAS:

1.
Party A and Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (hereafter referred to as “Hongli” or “Borrower”) entered into a Loan Agreement (contract no. BR2011021-002, hereafter referred to as the “Loan Agreement”) on April 2, 2011, pursuant to which Party A will make loan to Hongli (the “Loan”).

2.	Party B has knowledge of and understand all terms and conditions of the Loan Agreement and agree to provide all of its assets to guarantee the repayment of the Loan.

Pursuant to the Contract Law and Guarantee Law of the People’s Republic of China, the parties hereby enter into the following agreement.

1.Guaranteed Loan
1.1	Type of Loan: medium-term loan
1.2	Amount of Loan: RMB 360,000,000, including
●	RMB 180,000,000 for a repayment term of two years; and
●	RMB 180,000,000 for a repayment term of three years (each an “Installment”).
1.3	Term of Loan
●	Two-year term: from April 2, 2011 to April 2, 2013
●	Three-year term: from April 2, 2011 to April 2, 2014
1.4	Interest and Payment
1.41	Annual interest rate: 6.3%
1.42	Payment of interest
(1)	Party B shall repay 1.5% of the outstanding principal balance of each Installment as of June 20, 2011, 2012 and 2013, respectively;
(2)
Party B shall repay the remaining 4.8% calculated on a daily bases commencing on the date each Installment is made available to Party B and payable quarterly on the 20th day of the last month of each quarter until the due date of the Installment.

1.43	The interest rate shall not be changed if the prime interest rate is adjusted by the People’s Bank of China.
1.5	The Loan shall only be used as working capital by Party B.

2.	Scope of Guarantee
2.1	Party B hereby agrees to guarantee the repayment of principal and interests of the Loan, and other liabilities of Borrower pursuant to the Loan Agreement.
2.2	Party B hereby agrees to guarantee the payment for breach of agreement by Borrower’s failure of repayment.
2.3	Party B hereby agrees to guarantee the payments of damage caused to Party A by Borrower.
2.4
Party B hereby agrees to guarantee the payments for fees and costs if Borrower fails to repay the Loan, including but not limited to court fees, security, attorney’s fees, traveling expenses, notarization, and assessment fees.

3.	Method of Guarantee
3.1	Party B is jointly liable for Borrower’s liabilities under the Loan Agreement.
3.2	The Loan is secured by both pledge and guarantee. Party A has the right to seek repayment from any guarantors or pledger.

4.	Guarantee Period
4.1	The term of guarantee shall be two years from the due date of the last installment of the repayment.
4.2	If the repayment period of the Loan is extended, the term of guarantee shall be two years from the extended due date of the repayment.

5.	Rights and Obligations of Party A
5.1	During the guarantee period, Party A has the right to require Party B to provide documents relating to its operational and financial status.
5.2	In case Borrower fails to perform its duties and obligations under the Loan Agreement and Party A requires repayment before the due date, Party B shall also be jointly liable for the early repayment.
5.3	If Party A’s ability to seek repayment under the Loan Agreement has been impaired, Party A shall have the right to seek repayment from Party B.
5.4	If the Loan is secured by more than one guarantees or securities (including pledge, mortgage, etc.), Party A shall have the right to seek repayment from any guarantee or security provider.
5.5	If Party A assigns its rights and obligations under the Loan Agreement, its rights and obligations under this Agreement shall also be transferred to the assignee.
5.6	Party A has the obligation to keep confidential Party B’s operational and financial status, except to examiners authorized by law.

6.	Rights and Duties of Party B
6.1	Party B shall ensure all representations or documents provided to Party A are true and accurate.
6.2	Party B has the right to oversee Borrower’s use of the Loan and Borrower’s operation and financial information.
6.3	Party B shall have the right to seek payment from Borrower and other guarantors after it fulfills its joint liabilities of the Loan.
6.4	The fact that one guarantor only guarantees part of the repayment shall not be used as defense against Party A.
6.5	Party A shall not allow Borrower to assign part or all of its liabilities without Party B’s prior written consent.
6.6	Party B shall comply with the guarantee period stated in the Guarantee Notice issued by Party A.
6.7
Party B shall notify Party A in writing of any change of its corporate name, address, business scope, bylaws, legal representative, nature of business and registered capital. If Party A deems such change will affect Party B’s ability to guarantee, Party A shall have the right to require Party B to provide new guarantee or provide guarantee before the guarantee period under Article 4 starts.

6.8	Party B shall notify Party A in writing of reorganization, merger, suspension of business, dissolution, or bankruptcy of Party B.
6.9	This Agreement shall remain effective if:
(1)
Borrower changes its corporate name, address, business scope, bylaws, representative, nature of business or registered capital, or Borrower experiences reorganization, merger, suspension or business, dissolution or bankruptcy.

(2)	Borrower executes any orders issued by government authority; Borrower enters into other agreements, contracts and covenants with third parties; Borrower changes its use of the Loan;
(3)	Party B shall remain jointly liable for the Loan even if Party A and Borrower agree to amend any terms or conditions under the Loan Agreement, except a change of the loan amount.
6.10	Party B represents to perform its duties and obligations under this Agreement when Party A requires early repayment pursuant to the Loan Agreement.
6.11
During the guarantee period, if Party A believes that Party B’s ability to guarantee the Loan is impaired by its investment, borrowing or other guarantees, Party A shall have the right to require Party B to provide new guarantee or early guarantee before the guarantee period starts.

7.	Representation of Party B
7.1	Party B has qualification and power to provide guarantee for the Loan.
7.2
Party B has sufficient assets to provide the guarantee and its ability to guarantee will not be impaired by any order of government or change of financial status. Party B’s obligations under this Agreement will not be reduced or waived by any other agreements with third parties.

7.3	Party B has full knowledge and understanding of the use of Loan and agrees to provide the guarantee.
7.4	Party B has full knowledge of Borrower’s operation, credit history, financial status and the terms and conditions under the Loan Agreement.
7.5
Party B has obtained all necessary approval and consent to enter into this Agreement. Any challenge of Party B’s authority to enter into this Agreement shall not free Party B from its duties and obligations under this Agreement.

8.	Confidentiality
Any party shall keep confidential any trade secrete, undisclosed information and material obtained during the process of negotiation, execution and performance of this Agreement and shall not disclose to any third party, unless otherwise required by existing laws and regulations of China, or by government authorities, or by written consent of both parties, or by legal counsels and auditors.

9.	Amendment and Termination of the Agreement
9.1
Upon the execution of this Agreement, Borrower and Party A shall not increase the loan amount without Party B’s prior written consent. Any approved increase of loan amount shall be entered into written agreement.

9.2
Unless otherwise stated under the Loan Agreement or this Agreement, any party shall not amend or terminate this Agreement without the prior consent of the other party. Any amendment of this Agreement shall be executed by both parties in writing.

10.	Breach of Agreement
10.1	Any party who breaches the terms and conditions under this Agreement shall be liable for any damage caused to the other party.
10.2	Party B shall be liable for any damage to Party A caused by Party B’ conceal of any material facts relating to its duties and obligations under this Agreement.

11.	Dispute Resolution
Any dispute arising from the performance of this Agreement shall be resolved through consultation between the parties. If no resolution can be reached through consultation, any party may bring the dispute to a local court at the signing location.

12.	Force of Agreement
12.1
The force of this Agreement is independent from and shall not be influenced by the force of the Loan Agreement. If the Loan Agreement is rendered invalid, Party B shall still be jointly liable for the Loan. The force of this Article shall be independent from the force of remaining of the Agreement. If any other terms and conditions under this Agreement is rendered invalid, this Article shall still be effective and binding.

12.2	The effectiveness of this Agreement is one of the pre-conditions of the effectiveness of the Loan Agreement.

13.	Effectiveness
This Agreement shall become effective upon execution by both parties.

14.	Counterparts
This Agreement shall be executed into four original counterparts with equivalent legal forces. Each party shall hold two counterparts.

Party A: Bairei Trust Co., Ltd. [corporate seal]

Party B: Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. [corporate seal]
/s/ Jianhua Lv
Authorized signer: Jianhua Lv

This Agreement is hereby executed on April 2, 2011 in Zhengzhou, Henan Province